EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-63267 of Prosperity Bancshares, Inc. of our report dated January 23, 1998 (except for Note 23 as to which the date is September 10, 1998), appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Houston, Texas
November 9, 1998